              As filed with the SEC on January 31, 2002
                    SEC Registration No. 333-68702

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                            Amendment #6
                                 to
                              FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Donar Enterprises, Inc.
            ----------------------------------------------
            (Name of small business issuer in its charter)

     Delaware                    4822                     23-3083371
 ----------------    ----------------------------      ----------------
 (State or other     (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of      Classification Code Number)       Identification
 incorporation                                           Code Number)
 or organization)

                   1422 Chestnut Street, Suite #410
                   Philadelphia, Pennsylvania 19102
                          (215) 564-9484 x12
 -------------------------------------------------------------------------
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                             William Tay
                 President and Chief Executive Officer
                   1422 Chestnut Street, Suite #410
                   Philadelphia, Pennsylvania 19102
                    Telephone: (215) 564-9484 x12
                      Telecopier: (215) 893-3662
                  E-mail: info@DonarEnterprises.com
      ----------------------------------------------------------
      (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box. [__]

                   CALCULATION OF REGISTRATION FEE

===============================================================================================================
                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |
Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of
 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee*
---------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par   |                    |                      |                    |
  value..................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
---------------------------------------------------------------------------------------------------------------
 Total...................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
===============================================================================================================

* Previously paid.

1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

            SUBJECT TO COMPLETION, DATED JANUARY 31, 2002

PRELIMINARY PROSPECTUS

                       DONAR ENTERPRISES, INC.

                   2,000,000 Shares of Common Stock
                        Price per share: $0.05
         Total cash proceeds if all shares are sold: $100,000

      This is our initial public offering. We are offering up to
2,000,000 shares of our common stock at a price of $0.05 per share.
We will offer the shares ourselves and do not plan to use
underwriters or pay any commissions. The shares will be offered and sold by our vice president and secretary, Jeff Deell.

      There is no trading market for our common stock.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors.

                         --------------------

      The purchase of our shares involves substantial risk. See "risk factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

                         --------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

=========================================================================
                       |   Price     |  Underwriting    |   Proceeds
                       |   to        |  Discounts and   |   To
                       |   Public    |  Commissions     |   Donar
-------------------------------------------------------------------------
Per Share ............ |   $   0.05  |       $0         |   $   0.05
-------------------------------------------------------------------------
Total ................ |   $100,000  |       $0         |   $100,000
=========================================================================

                       Donar Enterprises, Inc.

           The date of this prospectus is January 31, 2002

                          TABLE OF CONTENTS
                          -----------------
                                                           PAGE
                                                           ----

PROSPECTUS SUMMARY .......................................   5
RISK FACTORS .............................................   7

  We Will Need to Raise $100,000 in this Offering, or
   We Will Not Be Able to Generate Enough Revenue and
   Become Profitable from Providing Edgar Filing
   Services and Achieving Liquidity, and Investors May
   Lose Their Entire Investment...........................   7

  Our Accountants' Audit Report Indicates There Is
   Substantial Doubt About Our Ability to Continue as
   a Going Concern. Therefore, We Must Raise
   Additional Capital, If We Do Not, Investor's in
   This Offering May Lose Their Entire Investment.........   7

  We Depend Highly on William Tay, Our President,
   Treasurer, and Sole Director, Who Is Difficult To
   Replace. The Loss of Mr. Tay May Result in the
   Ceasing of Operations, and Investors May Lose
   Their Entire Investments...............................   7

  Since this Is a Direct Public Offering and There
   Is No Underwriter, We May Not Be Able to Sell Any
   Shares Ourselves, and Investors Run the Risk of
   Losing Their Entire Investment.........................   8

  Our Sole Director, William Tay, Has Significant
   Control Over Stockholder Matters, Which Will
   Restrict the Ability of Minority Stockholders to
   Influence Our Activities That Might Be Beneficial
   to Them................................................   8

  As There Is No Public Market for Our Common Shares,
   They Are an Illiquid Investment and Investors May
   Not Be Able to Sell Their Shares.......................   8

  You May Not Recoup Your Investment In Our Shares
   From This Offering Should Loans Made By Mr. Tay To
   Donar Are Not Paid Off Before Liquidation. As a
   Creditor, He Will Be Entitled To The Proceeds from

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS ................................................  16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES .............................  27
BUSINESS .................................................  29
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..  36

                          PROSPECTUS SUMMARY

      You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to Donar
Enterprises, Inc.

                       Donar Enterprises, Inc.

Corporate Background

      Donar was organized on May 25, 2001, and has just commenced operations, but it has not generated any revenue and is still a development stage corporation. Donar's plan of operations is to provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the sec, via the sec's electronic data gathering analysis and retrieval system, short for edgar.

Our Address and Telephone

      Our office address is at 1422 Chestnut Street, Suite #410,
Philadelphia, Pennsylvania 19102. Our telephone number is (215)
564-9484 x12 and our fax number is (215) 893-3662. Our registered statutory office is located at 25 Greystone Manor, Lewes, Delaware
19958. Our web site is located at http://www.DonarEnterprises.com.
The information contained in our website is not a part of this prospectus.

                             The Offering

Common Stock Offered
  for Sale .................  Up to a maximum of 2,000,000 shares.

Price to the Public ........  $0.05 per share in cash.

Use of Proceeds
  Primarily for ............  Offering expenses, sales and marketing, independent contractors and web site
                              improvement.

Number of Shares
  Outstanding Prior
  to the Offering ..........  4,750,000

Number of Shares
  Outstanding After
  the Offering .............  4,950,000 if 10% of offering sold.
                              5,250,000 if 25% of offering sold.
                              5,750,000 if 50% of offering sold.
                              6,250,000 if 75% of offering sold.
                              6,750,000 if 100% of offering sold.

Plan of Distribution .......  This is a direct public offering, with no commitment by anyone to
                              purchase any shares. Our shares
                              will be offered and sold by
                              Jeff Deell, our vice president and
                              secretary. There is a 2000
                              share minimum investment
                              required from individual investors.

Terms of the Offering ......  This is a no minimum offering.
                              Accordingly, as shares are sold, we
                              will use the money raised for our
                              activities. The offering will
                              remain open until 180 days from the
                              date of this prospectus, which may
                              be extended for an additional 180
                              days at the discretion of the board
                              of directors. We cannot be certain
                              that we will be able to sell
                              sufficient shares to fund our
                              operations adequately.

        [The balance of this page is intentionally left blank]

                             RISK FACTORS

      You should carefully consider the possibility that your entire investment may be lost. As such, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing our common stock. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

We Will Need to Raise $100,000 in this Offering, or We Will Not Be
Able to Generate Enough Revenue and Become Profitable from
Providing Edgar Filing Services and Achieving Liquidity, and
Investors May Lose Their Entire Investment.

      We currently have $0 in cash. In order for us to generate
enough revenue and become profitable from providing Edgar filing services and achieving liquidity, we will need to raise the full
$100,000 in this offering. We cannot be certain that we will be successful in this regard. Inability to raise the full amount would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business. Unless we raise all the capital in this offering, we may be forced to curtail our plan of operations and investors may lose their entire investment.

Our Accountants' Audit Report Indicates There Is Substantial Doubt
About Our Ability to Continue as a Going Concern. Therefore, We Must
Raise Additional Capital, If We Do Not, Investor's in This Offering
May Lose Their Entire Investment.

      Our auditors report dated January 9, 2002 indicate there is substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations. Without additional funding we could be only partially successful in
implementing our business plan, or, in a worst-case scenario, we would be out of business entirely. Therefore, shareholders are accepting a high probability of losing their entire investment.

We Depend Highly on William Tay, Our President, Treasurer, and Sole
Director, Who Is Difficult To Replace. The Loss of Mr. Tay May Result
in the Ceasing of Operations, and Investors May Lose Their Entire
Investments.

      We have only one director, William Tay who is also our
president, chief executive officer, and treasurer of Donar, who devotes approximately 20% of his time per week to our business. Our intended plan of operations is dependent upon the continuing support and expertise of Mr. Tay. Loss of Mr. Tay could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investors' investments.

Since this Is a Direct Public Offering and There Is No Underwriter,
We May Not Be Able to Sell Any Shares Ourselves, and Investors Run
the Risk of Losing Their Entire Investment.

      We have not retained an underwriter to sell these securities.
We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our vice president and secretary,
Jeff Deell, will be selling the shares himself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, we will have to curtail our plan of operation, and you may lose all or substantially all of your investment.

Our Sole Director, William Tay, Has Significant Control Over
Stockholder Matters, Which Will Restrict the Ability of Minority
Stockholders to Influence Our Activities That Might Be Beneficial to
Them.

      Our sole director, William Tay, holds all 4,750,000 of our common shares outstanding as of December 31, 2001, which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Donar that might be beneficial to other stockholders.
In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

As There Is No Public Market for Our Common Shares, They Are an
Illiquid Investment and Investors May Not Be Able to Sell Their
Shares.

      Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the nasd over-the-counter bulletin board trading system pursuant to Rule 15c2-11 of the Securities Exchange
Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of
broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask"
quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

You May Not Recoup Your Investment In Our Shares From This Offering
Should Loans Made By Mr. Tay To Donar Are Not Paid Off Before
Liquidation. As a Creditor, He Will Be Entitled To The Proceeds from
Liquidation of Donar's Assets Before Shareholders.

     In the event loans made by Donar's sole director, William Tay, are not paid off, he will have priority over shareholders, as a creditor, in any distribution of assets in liquidation. As a result of this, investors in this offering may not be able to recoup any, if not all, of their investment should Donar elects to liquidate.

                           USE OF PROCEEDS

      The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in connection with the offering. In the event we fail to raise enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowings from our officers and directors, and we cannot assure you that we will have any success in this regard.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.

Percent of total shares offered              10%         25%         50%         75%         100%
                                             ($)         ($)         ($)         ($)         ($)
                                          ---------   ---------   ---------   ---------   ---------
Shares Sold.............................    200,000     500,000   1,000,000   1,500,000   2,000,000

Gross Aggregate Proceeds From
   Offering.............................  $  10,000   $  25,000   $  50,000   $  75,000   $ 100,000
                                          ---------   ---------   ---------   ---------   ---------
Less Offering Expenses:
   Legal fees...........................      5,000       5,000       5,000       5,000       5,000
   Transfer agent fees..................      3,475       3,475       3,475       3,475       3,475
   Blue sky fees........................      3,000       3,000       3,000       3,000       3,000
   Accounting fees......................      2,000       2,000       2,000       2,000       2,000
   Printing and shipping................      2,000       2,000       2,000       2,000       2,000
   SEC registration fee.................         25          25          25          25          25
                                          ---------   ---------   ---------   ---------   ---------
   Total Net Offering Expenses..........     15,500      15,500      15,500      15,500      15,500
                                          ---------   ---------   ---------   ---------   ---------

Net Offering Proceeds...................     (5,500)      9,500      34,500      59,500      84,500
                                          ---------   ---------   ---------   ---------   ---------
Uses of Net Offering Proceeds - In
 Order of Priority:
   Sales and marketing..................          0       4,000       9,500      15,000      20,000
   Independent contractors..............          0       3,000      16,500      31,000      47,000
   Web site improvement.................          0       1,500       2,500       4,500       5,000
   Professional fees....................          0           0       4,000       6,000       8,500
   General working capital..............          0       1,000       2,000       3,000       4,000
                                          ---------   ---------   ---------   ---------   ---------
   Total Uses of Net Proceeds...........          0       9,500      34,500      59,500      84,500
                                          =========   =========   =========   =========   =========

      The specifics of each use of proceeds as illustrated in the table above will break down in their order of priority, assuming all shares are sold in this offering, as follows:

      1. Offering expenses: $15,500 in expenses relates to the cost of conducting this offering. They include sec registration fee, state registration fee and expenses, printing and shipping expenses, legal fees and expenses, accounting fees and expenses, and transfer agent expenses.

      2. Sales and marketing: $20,000 will be used for our direct mail marketing campaign. They include purchasing and/or compiling mailing lists and the printing of our promotional service materials.

      3. Independent contractors: $47,000 will be used for hiring independent contractors to support our development, technical, marketing, sales, support and administrative organizations.

      4. Web site improvement: $5,000 will be used to improve our current web site by implementing an online credit card payment system, an edgar search engine, and to increase the capacity of our internet connection by outsourcing our web site to a third party web hosting provider, or by renting certain small colocation facilities, through third parties, to locate our computer or server equipment in a off-site location.

      5. Professional fees: $8,500 will be used for accounting and legal cost associated with our reporting or filing obligations to the sec for the first year after the effective date of this
prospectus.

      6. General working capital: $4,000 will be used for telephone, long distance, postage, office supplies and other miscellaneous expenses.

      It is possible that no proceeds may be raised from this
offering. It is also possible that some, but not all, of the
2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

      If we raise only 10% of the offering, or none, we intend to carry out our plan of operations and pay off the offering expenses by borrowing capital needed from our president, William Tay, who has committed to providing us a loan in the full amount of $25,000, even if we manage to raise some proceeds from this offering, e.g.
$10,000. The loan is due and payable on or before June 30,
2003. The balance after paying off the offering expenses, will be used as indicated in the above use of proceeds table. None of any offering proceeds will be used to repay the loan made by Mr. Tay.

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, postage, office supplies and other miscellaneous expenses. Professional fees consists of accounting and legal costs for filings. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $23,000 in gross proceeds from the offering is received,
$15,500 will be used for the offering expenses, $4,000 will be used for sales and marketing, $3,000 will be spent on paying for the services of independent contractors, and the remaining $500 will be used to pay for further development of our corporate web site. If less than $15,500 is received the entire amount will be applied toward offering expenses.

      In general, the more shares we are able to sell, the more
quickly we will be able to begin our sales and marketing efforts and pay salaries to our employees. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our vice president and secretary who will not receive any commissions.

      There is no minimum amount that must be sold in this offering.
There is a 2000 share minimum but no maximum amount that must be purchased by each investor.

      Our sole director have broad discretion in allocating a
substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

                   DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                               DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      As of December 31, 2001, Donar's net tangible book value was
$0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total
liabilities. Net tangible book value per share represents Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds
(after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.01
Net tangible book value per share after offering................. $0.01
Dilution per share to new investors.............................. $0.04
Percentage dilution..............................................  80%

      The following assumes the sale of 75% of the shares of common stock in this offering. As of December 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents
Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.01
Net tangible book value per share after offering................. $0.01
Dilution per share to new investors.............................. $0.04
Percentage dilution..............................................  80%

      The following assumes the sale of 50% of the shares of common stock in this offering. As of December 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents
Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.01
Net tangible book value per share after offering................. $0.01
Dilution per share to new investors.............................. $0.04
Percentage dilution..............................................  80%

      The following assumes the sale of 25% of the shares of common stock in this offering. As of December 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents
Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would remain at $0 per share and, as a result, there will not be an immediate increase in the net tangible book value per share to current shareholders, but there is an immediate dilution of $.05 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.00
Net tangible book value per share after offering................. $0.00
Dilution per share to new investors.............................. $0.05
Percentage dilution..............................................  100%

      The following assumes the sale of 10% of the shares of common stock in this offering. As of December 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents
Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would remain at $0 per share and, as a result, there will not be an immediate increase in the net tangible book value per share to current shareholders, but there is an immediate dilution of $.05 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.00
Net tangible book value per share after offering................. $0.00
Dilution per share to new investors.............................. $0.05
Percentage dilution..............................................  100%

                       SELLING SECURITY HOLDERS

      None of our security holders is offering any securities under this offering. We are selling all of the shares under this offering.

                         PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole director, William Tay, officers, existing
stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the nasd, upon the
effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the nasd bulletin board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      * we must remain current in our filings;

      * we must find a member of the nasd to file a form 211 on
        our behalf. The information contained within form 211
        includes comprehensive data about our company and our
        shares. Form 211 and our prospectus are filed with the
        nasd so that they can determine if there is sufficient
        publicly available information about us and whether our
        shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will
materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the
registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the nasd's corporate finance department must issue a "no objection"
position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Our Vice President and Secretary Will Be Selling Our Securities On
Our Behalf

      Although our vice president and secretary, Jeff Deell, is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other
        remuneration based either directly or indirectly on
        transactions in securities.

      * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

      He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any
         communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a
         communication initiated by the potential purchasers,
         provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in
         effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this
offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Method of Subscribing

      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the closing of the offering, to us. The subscription price of $0.05 per share must be paid in cash or by check, bank draft or postal money order payable in
United States dollars to the order of Donar Enterprises, Inc. and delivered to us at 1422 Chestnut Street, Suite #410, Philadelphia,
Pennsylvania 19102. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason
whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990
require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share,

subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk
Factors," "Management Discussion and Analysis or Plan of Operation,"
"Business" and elsewhere in this prospectus constitute
forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend",
"expects," "plan," "anticipates," "believes," "estimates,"
"predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.
Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains
information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name                     Age    Term Served         Title / Position(s)
--------------------     ---    ---------------     -----------------------------------
William Tay              30     Since inception     Chief Executive Officer, President,
                                                    Treasurer and Director

Jeff Deell               30     Since Jan. 2002     Vice President and Secretary

      There are no other persons nominated or chosen to become
directors or executive officers nor do we have any employees other than above.

William Tay - CEO, President, Treasurer and Director

      William Tay, is the founder of Donar Enterprises, Inc. Mr. Tay has been the president, chief executive officer, treasurer and director since our inception on May 25, 2001. Mr. Tay has basic training in formatting and filing edgar documents and will be responsible for all of our service offerings. Mr. Tay is currently devoting his full time managing his own investments. His business experiences during the last five years are listed below:

Name of Company                             Position/Activities/Responsibilities         From - To              Business of entity
----------------------------------------    -------------------------------------        -----------------      ---------------------------------
Anacott Capital Corp.                       Pres/CEO/Secy/Dir                            4/9/01 - Present       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Anacott's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Anacott.

Bilogic, Inc.                               Pres/CEO/Secy/Dir                            6/2/00 - 3/1/01        Develops patient medical records
(fka Discovery Capital Funding Corp)        As founder, officer and director,                                   systems as an application
                                            he prepared and filed Discovery's                                   service provider.
                                            registration statement with the sec.
                                            During his tenure, he helped in
                                            locating and negotiating for the
                                            acquisition of Bilogic. On March 1,
                                            2001, he resigned as officer and
                                            director of Bilogic, and is no longer
                                            involved with any of its activities.

Bluestar Enterprises, Inc.                  Pres/CEO/Secy/Dir                            4/9/01 - Present       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Bluestar's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Bluestar.

Breakthrough Technology Partners I, Inc.    Pres/CEO/Secy/Dir                            6/2/00 - 3/19/01       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Breakthrough's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Breakthrough during his
                                            tenure. On March 19, 2001, he
                                            resigned as officer and director of
                                            Breakthrough, and is no longer
                                            involved with any of its activities.

Dotcom Internet Ventures Ltd.               Pres/CEO/Secy/Dir                            12/27/99 - Present     Provides financial consulting and
                                            As founder, officer and director,                                   financial advisory services to
                                            his overall responsibilities is                                     public and private companies.
                                            to locate merger candidates for
                                            Dotcom's wholly-owned blank check
                                            subsidiaries seeking merger or
                                            acquisition transactions with
                                            unidentified businesses.

DT Solutions, Inc.                          Pres/CEO/Secy/Dir                            6/2/00 - 4/30/01       Provides a singular supply
(fka Webtech International Investors        As founder, officer and director,                                   chain for the installation,
Group, Inc.)                                he prepared and filed Webtech's                                     training, reselling and repair
                                            registration statement with the sec.                                of customized bundled products
                                            During his tenure, he helped locate                                 and services.
                                            and negotiate for the acquisition of
                                            DT Solutions. On April 30, 2001, he
                                            resigned as officer and director of
                                            DT Solutions, and is no longer
                                            involved with any of its activities.

Internet Capital Venture & Assoc., Inc.     Pres/CEO/Secy/Dir                            6/2/00 - 6/18/01       Developing a classic rock radio,
                                            As founder, officer and director,                                   classic rock television network
                                            he prepared and filed Internet's                                    and a classic rock internet
                                            registration statement with the sec.                                network.
                                            During his tenure, he helped locate
                                            and negotiate for the acquisition of
                                            Omnicast Media Group Corp. On
                                            June 18, 2001, he resigned as officer
                                            and director of Internet, and is no
                                            longer involved with any of its
                                            activities.

Millenium Capital Venture Holdings Inc.     Pres/CEO/Secy/Dir                            6/2/00 - 6/27/01       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Millenium's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Millenium during his
                                            tenure. On June 27, 2001, he
                                            resigned as officer and director of
                                            Millenium, and is no longer
                                            involved with any of its activities.

istopsale.com Holdings Inc.                 Pres/CEO/Secy/Dir                            10/5/99 - 8/20/01      Operates serveral internet
                                            As founder, officer and director,                                   e-commerce web sites for the
                                            he prepared and filed istopsale's                                   sale of goods and services to
                                            public offering with the sec and in                                 consumers.
                                            several states. He also helped
                                            design, program, and maintain
                                            istopsale's web sites during his
                                            tenure. On August 20, 2001, he
                                            resigned as officer and director of
                                            istopsale, and is no longer
                                            involved with any of its activities.

Prosperity Partners, Inc.                   Pres/CEO/Secy/Dir                            4/9/01 - Present       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Prosperity's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Prosperity.

Teldar Financial, Inc.                      Pres/CEO/Secy/Dir                            4/9/01 - 1/11/02       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Teldar's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Teldar. On January
                                            11, 2002, he resigned as officer
                                            and director of Teldar, and is no
                                            longer involved with any of its
                                            activities.

Thunor International, Inc.                  Pres/CEO/Secy/Dir                            4/9/01 - Present       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Thunor's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Thunor.

Totalseek.com, Inc.                         Pres/CEO/Secy/Dir                            2/20/01 - Present      Operates an internet search
                                            As founder, officer and director,                                   engine and directory. Intends
                                            he helped design, and is solely                                     to provide website hosting
                                            responsible for programming and                                     and development services to
                                            maintaining Totalseek's search                                      small and medium size
                                            engine and directory.                                               businesses.

Universal Equity Partners, Inc.             Pres/CEO/Secy/Dir                            4/9/01 - 1/14/02       Seeking a merger/acquisition.
                                            As founder, officer and director,
                                            he prepared and filed Universal's
                                            registration statement with the sec.
                                            He is in charge of locating and
                                            negotiating with a business entity
                                            for the combination of that target
                                            company with Universal. On January
                                            14, 2002, he resigned as officer
                                            and director of Universal, and is no
                                            longer involved with any of its
                                            activities.

Valesc, Inc.                                Pres/CEO/Secy/Dir                            6/2/00 - 3/22/01       Acquiring sales and distribution
(fka NetCentral Capital Fund, Inc.)         As founder, officer and director,                                   organizations offering medical
                                            he prepared and filed NetCentral's                                  products.
                                            registration statement with the sec.
                                            During his tenure, he helped in
                                            locating and negotiating for the
                                            merger of Valesc with and into
                                            NetCentral. On March 22, 2001, he
                                            resigned as officer and director of
                                            Valesc, and is no longer involved
                                            with any of its activities.

Jeff Deell - Vice President and Secretary

      Jeff Deell has been our vice president and secretary since
January 2002. For the last five years, Mr. Deell has been working for Mediaweb Productions, a company based in Nova Scotia, Canada, collaborating with many broadcast professionals to produce audio for
TV, radio and the Internet. Through Mediaweb Productions, Mr. Deell
also specializes in developing specialty web sites and media content such as Flash and Shockwave animation, and other Internet services for clients worldwide. Mr. Deell has a background in radio and new media productions.

      Each of Messrs. Tay and Deell initially will devote approximately
20% of their time, per week, to our affairs. If and when our business operations increase and a more extensive time commitment is needed, they are prepared to devote more time even on a full-time basis.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.
Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      No officer, director, or persons nominated for such positions and no promoters or significant employee of Donar has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Blank Check Involvement

     Mr. Tay has never been involved in any blank check or blind pool offerings to the public but is involved in developing blank check companies for sale to or acquisition by target companies.

     The following chart summarizes certain information concerning blank check companies with which Mr. Tay is or has been involved which filed a registration statement on Form 10-SB.  In instances that a business combination is transacted with one of these
companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below for detailed
information concerning the business combination entered into by that company.

                                       Registration Form/
                                       Date of Filing (1)/
Corporation                            File Number                 Status (2)
------------------------------         -------------------         ----------
Anacott Capital Corp. (3)              Form 10-SB;                 No
                                       04/23/01; 0-32581

Bluestar Enterprises, Inc. (3)         Form 10-SB;                 No
                                       04/23/01; 0-32579

Breakthrough Technology                Form 10-SB;                 No - Breakthrough filed a
Partners I, Inc. (5)                   09/05/00; 0-31451           Form 8-K on March 28, 2001
                                                                   disclosing a change in
                                                                   control.

Discovery Capital Funding              Form 10-SB;                 Acquired Bilogic, Inc., a
Corp. (4)                              09/05/00; 0-31453           Delaware corporation, on
                                                                   March 1, 2001. Form 8-K
                                                                   filed on March 15, 2001
                                                                   describing the transaction.

Internet Capital Ventures              Form 10-SB;                 Acquired Omnicast Media
& Assoc., Inc. (4)                     09/05/00; 0-31455           Group Corporation, a Delaware
                                                                   Corporation, on June 18, 2001.
                                                                   Form 8-K filed on June 20, 2001
                                                                   describing the transaction.

Millenium Capital                      Form 10-SB;                 No - Millenium filed a Form
Venture Holdings, Inc. (5)             09/05/00; 0-31457           8-K on July 10, 2001 disclosing
                                                                   a change in control.

NetCentral Capital Fund,               Form 10-SB;                 Merged with Valesc, Inc., a
Inc. (4)                               09/05/00; 0-31459           Delaware corporation, on March
                                                                   22, 2001. Form 8-K filed on
                                                                   March 23, 2001 describing the
                                                                   transaction.

Prosperity Partners, Inc. (3)          Form 10-SB;                 No
                                       04/23/01; 0-32577

Teldar Financial, Inc. (5)             Form 10-SB;                 No - Teldar filed a Form 8-K
                                       04/23/01; 0-32575           on Jan. 24, 2002 disclosing
                                                                   a change in control.

Thunor International, Inc. (3)         Form 10-SB;                 No
                                       04/23/01; 0-32573

Universal Equity Partners,             Form 10-SB;                 No - Universal filed a Form
Inc. (4)                               04/23/01; 0-32583           8-K on Jan. 24, 2002 disclosing
                                                                   a change in control.

WebTech International                  Form 10-SB;                 Acquired DT Solutions, Inc.,
Investors Group, Inc. (4)              09/05/00; 0-31461           a Georgia corporation, on April
                                                                   30, 2001. Form 8-K filed on
                                                                   May 15, 2001 describing the
                                                                   transaction.

--------------
(1) On the 61st day of filing, each company becomes subject to the reporting requirements under the Securities Exchange Act of 1934.

(2) Under Status, "No" represents that the company is currently seeking a merger or acquisition candidate. More detailed information for each acquisition/merger is disclosed in the following paragraphs.

(3) Mr. Tay is the sole officer, director and a beneficial
shareholder.

(4) Mr. Tay was but is no longer the sole officer and director and remains a beneficial shareholder.

(5) Mr. Tay was but is no longer the sole officer and director and was but is no longer a beneficial shareholder.

Transactions by Blank Check Companies

     Below are transactions by the blank check companies in which
Mr. Tay has served:

     Bilogic Inc.  -  On March 1, 2001 Discovery Capital Funding
Corp. acquired BiLogic, Inc., a New Jersey corporation, as a wholly owned subsidiary and renamed to BiLogic, Inc. Discovery was formed on June 2, 2000 to engage in a merger or acquisition with an unidentified company or companies. At the time of the business combination, Bilogic, of New Jersey, was a company recently formed to provide a complete suite of state-of-the-art application service provider applications, tools and services for specific vertical markets, together with access to relatively low-cost customization services. Pursuant to the terms of an agreement and plan of
reorganization, Discovery issued 9,000,000 shares of common stock for all of the issued and outstanding shares of Bilogic, of New
Jersey, and Dotcom Internet Ventures Ltd., a corporation controlled by William Tay, returned 3,000,000 shares of common stock to
Discovery for cancellation. In addition, Discovery agreed to pay a consulting fee of $20,000 in cash to William Tay prior to the transaction to assist in the transition of ownership. Since then,
Mr. Tay has not received any further compensation and is no longer involved in any of its activities. The current report on form 8-K, file #0-31453, was filed with the Securities and Exchange Commission on March 15, 2001 describing the acquisition. Detailed information concerning Bilogic subsequent to the business combination may be obtained from its filings under the Exchange Act which are found on the edgar archives page of the Securities and Exchange Commission's website at http://www.sec.gov. Mr. Tay is currently a beneficial shareholder of 2,000,000 common shares of Bilogic, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

     Valesc, Inc.  -  On March 22, 2001 Valesc Inc., a New Jersey
corporation, merged with and into NetCentral Capital Fund, Inc.
whereby NetCentral was the surviving corporation and Valesc, of New
Jersey, ceased to exist and NetCentral was renamed to Valesc Inc.
NetCentral was formed on June 2, 2000 to engage in a merger or acquisition with an unidentified company or companies. At the time of the business combination, Valesc is a first mover in the
consolidation of medical sales organizations. Valesc's immediate goal is to create a profitable national infrastructure of proven sales professionals primarily within the nondurable medical products segment of the healthcare industry. Pursuant to the terms of a merger agreement, the agreement, NetCentral issued 8,964,008 shares of common stock for all of the issued and outstanding shares of
Valesc and as a condition of the agreement, Valesc required a reduction in the number of outstanding shares of NetCentral's common stock from five million to 277,237. Therefore, on March 21, 2001, the issued and outstanding shares of NetCentral's common stock were split on a 277,237 for 5,000,000 basis, by canceling all existing stock certificates and distributing to Dotcom Internet Ventures
Ltd., NetCentral's sole shareholder, a replacement certificate in the amount of 277,237 shares of common stock for the 5,000,000 shares then held by Dotcom prior to the stock split. In addition,
Valesc agreed to pay a consulting fee of $75,000, of which $49,000 in cash has been received to date, in the form of a promissory note to William Tay for his services rendered to it on account of the merger. Other than the promissory note, Mr. Tay has not received any further compensation and is no longer involved in any of its activities. The current report on form 8-K, file # 0-31459, was filed with the Securities and Exchange Commission on March 23, 2001
describing the merger. Detailed information concerning Valesc subsequent to the business combination may be obtained from its filings under the Exchange Act which are found on the edgar archives page of the Securities and Exchange Commission's website at
http://www.sec.gov. Mr. Tay is currently a beneficial shareholder of
277,237 common shares of Valesc, and there are no ongoing consulting fees, other than the amount owed under a promissory note mentioned above, due to him or any of his affiliates since the closing of this transaction.

     DT Solutions, Inc.  -  On April 17, 2001 WebTech International
Investors Group, Inc. acquired DT Solutions, Inc., a Georgia corporation, as a wholly owned subsidiary. WebTech was formed on
June 2, 2000 to engage in a merger or acquisition with an
unidentified company or companies. At the time of the business combination, DT Solutions, of Georgia, was a company recently formed to provide outsourced technology services to third-parties through certified independent contractors and contract employee programs.
Among the industries in which DT Solutions will provide technicians will be in the installation and repair of digital subscriber lines, high-speed satellite two-way internet service, broadband, cable, alarm systems and personal computer and networking services.
Pursuant to the terms of an agreement and plan of reorganization,
WebTech issued 7,768,000 shares of common stock for all of the issued and outstanding shares of DT Solutions and Dotcom Internet
Ventures Ltd., a corporation controlled by William Tay, returned
4,750,000 shares of common stock to WebTech for cancellation. In addition, WebTech agreed to pay a consulting fee of $17,500 in cash to Mr. Tay prior to the transaction to assist in the transition of ownership. Since then, Mr. Tay has not received any further
compensation and is no longer involved in any of its activities. The current report on form 8-K, file # 0-31461, was filed with the
Securities and Exchange Commission on May 15, 2001 describing the acquisition. Detailed information concerning WebTech subsequent to the business combination may be obtained from its filings under the
Exchange Act which are found on the edgar archives page of the
Securities and Exchange Commission's website at http://www.sec.gov.
Mr. Tay is currently a beneficial shareholder of 250,000 common shares of WebTech, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

     Internet Capital Venture & Assoc., Inc.  -  On June 20, 2001
Internet Capital Venture & Assoc., Inc. acquired OmniCast Media
Group Corp., a Delaware corporation, as a wholly owned subsidiary.
Internet was formed on June 2, 2000 to engage in a merger or acquisition with an unidentified company or companies. At the time of the business combination, Omnicast was a company in the business of developing a classic rock radio, classic rock television network and a classic rock internet network, the networks. Omnicast has recently acquired the assets of (a) a television production company,
(b) the archived footage of 5,000+ hours of classic rock concerts, singles, albums and behind-the-stage interviews, (c) classic rock intellectual properties including recording and publishing rights and (d) has entered into an acquisition agreement to acquire a internet service provider and internet service company, subject to audit. In addition to operating the networks, Omnicast owns the rights to the various content of classic rock cd, dvd, audio cassettes and vhs tapes. Pursuant to the terms of an agreement and plan of reorganization, Internet issued 4,550,000 shares of common stock for all of the issued and outstanding shares of Omnicast and
Dotcom Internet Ventures Ltd., a corporation controlled by William
Tay, returned 4,550,000 shares of common stock to Internet for cancellation. In addition, Omnicast agreed to pay a total of
$25,000 in cash to Dotcom, a company controlled by Mr. Tay, in consulting fee. Since then, Mr. Tay has not received any further compensation and is no longer involved in any of its activities.
The current report on form 8-K, file # 0-31455, was filed with the
Securities and Exchange Commission on June 20, 2001 describing the acquisition. Detailed information concerning Internet subsequent to the business combination may be obtained from its filings under the
Exchange Act which are found on the edgar archives page of the
Securities and Exchange Commission's website at http://www.sec.gov.
Mr. Tay is currently a beneficial shareholder of 450,000 common shares of Internet, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

     Breakthrough Technology Partners I, Inc. - A current report on form 8-K, file #0-31451, was filed with the Securities and Exchange
Commission on March 28, 2001 describing the change in control and resignation of Mr. Tay as officer and director of Breakthrough.
Prior to that, on March 19, 2001, Daniel M. Smith and Joy E.
Livingston, severally, entered into a stock purchase agreement with
Breakthrough and Dotcom Internet Ventures Ltd. to acquire from
Dotcom 5,000,000 shares of common stock of Breakthrough, which shares represent 100% of the then issued and outstanding common stock of Breakthrough. Mr. Smith and Mrs. Livingston each hold in their names 2,500,000 shares of the common stock. Mr. Smith and Mrs.
Livingston do not have any joint ownership or voting agreement with respect to the shares. The consideration paid for the shares was
$25,000, which was provided by Mr. Smith from his personal funds.
Since then, Mr. Tay received no further compensation. Mr. Tay resigned as a director and officer of Breakthrough, and is no longer involved in any of its activities. In addition, to the knowledge of
Mr. Tay, Breakthrough has not entered into any merger or acquisition with a target company since. Detailed information concerning
Breakthrough subsequent to the change in control may be obtained from its filings under the Exchange Act which are found on the edgar archives page of the Securities and Exchange Commission's website at
http://www.sec.gov. Mr. Tay currently owns no shares in
Breakthrough, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

     Teldar Financial, Inc. - A current report on form 8-K, file
#0-32575, was filed with the Securities and Exchange Commission on
Jan. 24, 2002 describing the change in control and resignation of
Mr. Tay as officer and director of Teldar. Prior to that, on Jan.
11, 2002, Dorothy Hughes entered into a stock purchase agreement with Teldar and Dotcom Internet Ventures Ltd. to acquire from Dotcom
5,000,000 shares of common stock of Teldar, which shares represent
100% of the then issued and outstanding common stock of Teldar. Ms.
Hughes holds 5,000,000 shares of the common stock in her name. The consideration paid for the shares was $25,000, which was provided by
Ms. Hughes from her personal funds. Since then, Mr. Tay received no further compensation. Mr. Tay resigned as a director and officer of
Teldar, and is no longer involved in any of its activities. In addition, to the knowledge of Mr. Tay, Teldar has not entered into any merger or acquisition with a target company since.
Detailed information concerning Teldar subsequent to the change in control may be obtained from its filings under the Exchange Act which are found on the edgar archives page of the Securities and
Exchange Commission's website at http://www.sec.gov. Mr. Tay currently owns no shares in Teldar, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

     Universal Equity Partners, Inc. - A current report on form 8-K, file #0-32583, was filed with the Securities and Exchange Commission on Jan. 24, 2002 describing the change in control and resignation of
Mr. Tay as officer and director of Universal. Prior to that, on Jan.
14, 2002, Angoeo, Inc., a Florida corporation controlled by Ana C.
Garber, entered into a stock purchase agreement with Mr. Tay and
Dotcom Internet Ventures Ltd. to acquire from Dotcom 4,750,000 shares of common stock of Universal, which shares represent 95% of the then issued and outstanding common stock of Universal.
Immediately after the closing of this transaction, Angoeo, Inc.
transferred the shares to its sole stockholder, Ana C. Garber. Ms.
Garber now holds 4,750,000 shares of the common stock in her name.
The consideration paid for the shares was $25,000, which was provided by Ms. Garber from her personal funds. Since then, Mr. Tay received no further compensation. Mr. Tay resigned as a director and officer of Universal, and is no longer involved in any of its activities. In addition, to the knowledge of Mr. Tay, Universal has not entered into any merger or acquisition with a target company since. Detailed information concerning Universal subsequent to the change in control may be obtained from its filings under the
Exchange Act which are found on the edgar archives page of the
Securities and Exchange Commission's website at http://www.sec.gov.
Mr. Tay is currently a beneficial shareholder of 250,000 shares in
Universal, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

     Millenium Capital Venture Holdings, Inc. - A current report on form 8-K, file #0-31457, was filed with the Securities and Exchange
Commission on July 10, 2001 describing the change in control and resignation of Mr. Tay as officer and director of Millenium. Prior to that, on June 27, 2001, Bruno Desmarias entered into a stock purchase agreement with Millenium and Dotcom Internet Ventures Ltd.
to acquire from Dotcom 5,000,000 shares of common stock of
Millenium, which shares represent 100% of the then issued and outstanding common stock of Millenium. Mr. Desmarias holds 5,000,000 shares of the common stock in his name. The consideration paid for the shares was $25,000, which was provided by Mr. Desmarias from his personal funds. Since then, Mr. Tay received no further
compensation. Mr. Tay resigned as a director and officer of
Millenium, and is no longer involved in any of its activities. In addition, to the knowledge of Mr. Tay, Millenium has not entered into any merger or acquisition with a target company since.
Detailed information concerning Millenium subsequent to the change in control may be obtained from its filings under the Exchange Act which are found on the edgar archives page of the Securities and
Exchange Commission's website at http://www.sec.gov. Mr. Tay currently owns no shares in Millenium, and there are no ongoing consulting fees due to him or any of his affiliates since the closing of this transaction.

No Merger Plans

      We have no present intention, nor does a present potential exist for us, to consummate a business combination with any business or company, in which our promoters, management, or their affiliates or associates, directly or indirectly, have a pecuniary interest, although no existing corporate policies would prevent this from occurring. Further, none of the companies listed above in which our president, William Tay, is or has been affiliated with have had any preliminary contact or discussions with Donar, and there are no present plans, proposals, arrangements, or understandings with any representatives of those entities regarding the possibility of an acquisition or merger transaction.

Executive Compensation

      We have made no provisions for cash compensation to our
executive officers and director. Mr. Tay, our sole director, CEO, president and treasurer received 4,750,000 shares or restricted stock for his first year of services and in exchange for
organizational costs, the development of our business plan, the web site and the domain name. These restricted shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with
Rule 144. Certificates representing the securities bear such a legend. These 4,750,000 shares have been accepted as full

compensation for Mr. Tay's services for the first year of operation.
No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any of our executive officers during the period ended December 31,
2001. The following table shows the cash and non-cash compensation paid to our executive officers.

                          Annual Compensation          Long Term Compensation
                          -------------------          ----------------------
                                                          Restricted         LTIP
Name and Position          Year     Salary Bonus Other    Stock Awards  SAR payout Other
-----------------------    ----     -----  ----- -----    ------------  --- ------ -----
William Tay, CEO,          2001      -0-    -0-   -0-      4,750,000     0     0     0
President, Treasurer
and Director

Jeff Deell, Vice           2001      -0-    -0-   -0-              0     0     0     0
President and Secretary

      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our sole director, William Tay.

Conflict of Interest - Management's Fiduciary Duties

      Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between
Donar and his other business activities.

      No proceeds from this offering will be used to purchase
directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to our officers and directors, and any of his affiliates. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with
respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

                                                                   Percent
Name and Address(1)          Title     Amount of Beneficial         Before
of Beneficial Owner         of Class        Ownership             Offering(2)
------------------------    --------   --------------------       -----------
William Tay                  Common         4,750,000                100%
Chief Executive Officer,
President, Treasurer,
and Director

Jeff Deell                   Common                --                  0%
Vice President, and
Secretary

All officers & directors     Common         4,750,000                100%
as a group (2 persons)

--------------
(1) The business address of the director and executive officers is
    c/o Donar Enterprises, Inc., 1422 Chestnut Street, Suite #410,
    Philadelphia, Pennsylvania 19102.
(2) Based on current outstanding common shares of 4,750,000.

      There are currently no arrangements that would result in a change of control of us.

                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of
Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 100,000,000 shares of
$.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.
Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which
shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 20,000,000 shares of
$.001 par value preferred stock. Under our Certificate of
Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other
preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further
shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the
Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, William Tay, may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business.
There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws.
Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      The transfer agent for our common stock will be Holladay Stock
Transfer, Inc. upon completion of the offering. Its address and telephone number is 2939 North 67th Place, Scottsdale, Arizona
85251, (480) 481-3940. Up until the present time, we have acted as our own transfer agent and registrar.

Shares Eligible For Future Sale

      Upon completion of this offering, we will have 6,750,000
shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule
144 under the Securities Act, may generally only be sold in
compliance with the limitations of Rule 144 described below.

      The remaining 4,750,000 of common stock held by existing
stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of
additional equity shares.

      In general, under Rule 144, a person who has beneficially
owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of
Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing
requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person
acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the
        manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our
"affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in
"penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the
secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                      RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into with our sole director.

      Our sole director, William Tay, acquired his shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that he may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by

sec Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend
required with respect to issuance of securities pursuant to
exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the
Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such
registration requirements.

      In connection with our organization, on May 25, 2001, William
Tay, our president, was issued 4,750,000 shares of our restricted common stock for his first year of services and in exchange
for organizational costs, the development of our business plan, the web site and the domain name.

      On November 1, 2001, our president, director and controlling shareholder, William Tay, signed a loan agreement, as amended, to lend us $25,000 on a promissory note after closing of this offering if we fail to raise a minimum of $25,000 from the offering. This loan will be made to us in the full amount of $25,000 even if we manage to raise some proceeds from this offering, e.g. $10,000.

      It is contemplated that we may enter into certain transactions with our sole director, William Tay, or affiliates which may involve conflicts of interest in that they will not be arms' length
transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of William Tay, our president, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is
presently no formal written agreement for the use of such
facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

      There are currently no related party transactions between
Messrs. Tay and Deell's affiliates and Donar. Further, Donar has not had any preliminary contact or discussions with Messrs. Tay and
Deell's affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of
Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an
interested stockholder for a period of three years after the date of the transaction in which that person became an interested
stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other
takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Delaware law, we intend to eliminate the
personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which
indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be
indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or
threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and
indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to our
directors, officers and controlling persons pursuant to the

foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such
indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               BUSINESS

In General

      Donar Enterprises, Inc. was recently incorporated under the laws of the State of Delaware on May 25, 2001. Donar has just recently commenced operations. Our plan of operations is to provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports,
prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the sec, via the sec's electronic data gathering analysis and retrieval system, short for edgar. Most of our planned operations described in this prospectus depends on us raising a sufficient amount of capital, a minimum of $25,000 is needed, to dedicate financial resources to each element of our business plan. There can be no assurance that any capital at all will be raised from this offering.

      The sec requires participants or their agents to file most disclosure information in an electronic format through edgar rather than by traditional paper filing package. This electronic format, usually in text, but most recently in html, which stands for hyper-text markup language, the language used to create web site documents, includes additional submission information within the document for aid in the sec's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. In essence, edgar allows companies and
individuals to file, and the public to retrieve, disclosure
information electronically, primarily through the sec's edgar archive web site found at http://www.sec.gov. We convert sec forms and exhibit documents in standard word processing and other computer formats to the edgar format and assembles these documents on behalf of our clients for electronic filing with the sec.

      Our office address is at 1422 Chestnut Street, Suite #410,
Philadelphia, Pennsylvania 19102. The telephone number of our principal executive office is (215) 564-9484 x12. Our web site is located at http://www.DonarEnterprises.com and our e-mail at that
Internet address is info@DonarEnterprises.com. The information at our web site is not part of this prospectus.

About the Securities and Exchange Commission

      The sec was founded in 1933 to provide safeguards to protect investors in the American Stock Market from the kinds of practices that resulted in the crash of 1929. Since its inception, the sec has developed regulations for publicly held corporations based on the premise that full disclosure, including negative factors, of public companies' business and financial status produces a fluid
non-manipulative market.

Industry Background

      Public companies must file certain reports with the sec. In the beginning, sec filings were submitted on paper and available only by paper copy. In the 1970's, the sec contracted with an outside company to create and distribute microfiche copies to designated sec public reference rooms. In order to obtain copies of these documents, individuals had to either make hard copies one page at a time or order copies from service bureaus such as Disclosure, Inc.

      The sec recognized the need to enhance the speed and
efficiency of the sec filing process, make corporate and financial information readily available to investors, and generate more informed investor participation and securities markets. Hence, the sec began developing an electronic disclosure system in 1983.

      By fall of 1984, a pilot system was opened for volunteers
filing with both the division of corporate finance and the division of investment management. On July 15, 1992, the operational edgar system was made available to those filers, still on a voluntary basis.

      On February 23, 1993, the sec issued four releases adopting rules, on an interim basis, that required most documents processed by these divisions to be done so electronically. These releases contained phase-in schedules to bring filers onto the edgar system, a process that began on April 26, 1993.

      After completing the phase-in of a statutorily mandated
significant test group in December 1993, the sec staff evaluated edgar's performance during a six-month test period. The
evaluation resulted in a positive assessment of the edgar system and the sec staff recommended that the sec proceed with full implementation of mandated electronic filing.

      Since May of 1996, the sec mandates that persons or entities filing certain documents are required to make such filings
electronically. The sec will no longer accept any paper filings of most of its forms. Today, the edgar database is the definitive repository of corporate information.

      In May of 1999 the edgar system began accepting documents in html, and unofficial documents in pdf, which stands for portable document format, which is a file that will look the same on the screen and in print, regardless of what kind of computer or printer someone is using and regardless of what software package was originally used to create it. This modernization of the edgar system was intended to make the system more user friendly, and give the documents submitted a look that was closer to that of the original document. At some point in the future, the sec will no longer accept the traditional text documents, and html will become the new standard.

Our Market

      Most public companies securities are quoted and traded on

either a national securities exchange, such as the American or New
York Stock Exchange, or on electronic exchanges such as nasdaq and the nasd otc bulletin board. At a minimum, each public company must file, through the sec's edgar system, an annual report on form 10-k or form 10-ksb and three quarterly reports on form 10-q or form
10-qsb. Most companies make substantially more filings because of registration statements, reorganizations, mergers and acquisitions, name changes, material events of importance to security holders and a variety of other reasons required by the federal securities laws.
In addition, officers and directors of the companies as well as large and/or influential stockholders are required to make filings on changes in their status with the companies.

      We hope to capture a portion of the electronic filings made by companies and certain individuals in this market by providing exceptional service at competitive prices compared to our largest competitors, such as Merrill Corporation.

      We provide edgar filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.

Future Growth Strategy

      The current marketplace of established edgar filing service providers is highly fragmented, with literally dozens of edgar filing service providers located throughout the country. As such, we believe that there is an opportunity for a publicly traded edgar filing service provider company to acquire several, smaller and more established edgar filing service providers.

     As we build a client base, we plan to hire independent
contractors, according to our workload requirements, to assist us in providing the edgar filing services to our clients. As of the date of this prospectus, we have not had any preliminary contact or discussions with and there are no present plans, proposal,
arrangements or understandings with any independent contractor. The independent contractor's duties, terms of engagement, responsibilities, compensation and provisions for payment shall be set forth in a work order of the independent contractor agreement, to be prepared by our attorney at a later date. Typically, a work order may consist of the following items:

     1. Duties:  Prepare client's word processing document to the sec acceptable format for filing on edgar.

     2. Services Provided By Contractor:

          a.  Conversion of data from popular software applications
              including, but not limited to word, excel,
              wordperfect, lotus 1-2-3, and quark xpress to an
              acceptable edgar format, as requested by client;

          b.  Assemble edgar filing, including all filing tags in
              accordance with sec rules;

          c.  Inclusion of pdf copies of documents in submission,
              if requested by client;

          d.  Transmission of test filing to the sec;

          e.  Print or e-mail a version to client for proofing
              prior to live transmission via fax, overnight mail or
              e-mail;

          f.  Notify client of acceptance of edgar filing via fax
              or internet e-mail; and

          g.  Hard copy of filing and acceptance notice via surface
              mail to client.

     3. Term:  The engagement shall commence upon delivery of the client documents to contractor for conversion, and to continue in full force and effect through x number of days or hours after receipt of the documents by contractor, or earlier upon completion of the contractor's duties under the agreement.

     4. Responsibilities:  Contractor must conduct himself/herself in a professional manner, complete work on time, and be
        available to the client by phone at all times during the term of the engagement.

     5. Compensation:  As full compensation for the services
        rendered by contractor, Donar shall pay the contractor x amount of dollars. Such compensation shall be payable within 30 days of receipt of contractor's invoice for services rendered
        supported by reasonable documentation.

Our Services

      We are a full-service edgar filing service provider that files edgar reports on behalf of public companies and certain individuals.
The scope of work undertaken by a full-service edgar filing service provider includes the following:

      1. Filing for edgar access codes: Before filers can use the edgar system, they must be registered on the edgar system as filers.
We assist our clients in submitting their application to the sec edgar office for registration. When the completed form is received by the sec, account information such as filing codes are mailed to us and we forward a copy to our client.

      2. Conversion of documents to edgar acceptable format: Most documents are created on popular word processing softwares such as microsoft word or wordperfect. We convert these documents in their original format to the edgar format in order to file on the edgar system.

      3. Client approval of the document to be filed with the sec:
After we have converted our client's document to the edgar format, we will e-mail them a copy for proof-reading.

      4. Electronic filing or transmission of the document on the edgar system: Once the formatted document is proof-read and final approval is obtained from the client, we will file the document to the edgar system on the client's behalf by electronic transmission over the internet.

Document Preparation and Filing Services

      We offer edgar filing services utilizing the traditional text filing format. Our turnaround time for text based files is expected to be 36 hours for documents submitted to us by e-mail, diskette or any other digital format, and 72 hours for hard copy or hand-keyed documents. We will offer the new html and pdf filing formats in about 3 to 4 months time.

      Our services include creating a new client account with us, making a client's sec required filings "edgar-ready", obtaining client approval of filing documents, editing client changes, transmitting filing documents utilizing the edgar system and forwarding final filing documents and sec notifications of
acceptance to our clients.

      To make our client's filing "edgar-ready", we convert word processing documents that have been prepared by the client into text, html or pdf formats. Additionally, we insert required
information, such as submission header and document data. The documents are then run through computer based validation programs, such as EDGARLink, a software program provided for filers and their agents by the sec, to check certain required information and conformity to the edgar acceptable format.

      Upon client approval of a final draft, complete with required information, we will "Test" file the document. Upon written
authorization from client, the document will be filed "Live" on the edgar system. We require that written authorizations are provided to us at least two hours before the document is to be filed or
transmitted Live on the edgar system. Shortly after a document is filed or transmitted, the sec confirms the acceptance of the document via e-mail. This confirmation is sent directly to us and we forward such confirmation to our clients, by e-mail, fax or otherwise.

      Most documents will be delivered to us from our clients either by e-mail or computer disk. For additional charges, we will also provide typing and data entry services for documents delivered to us in paper format. However, we do not provide any form of legal or accounting advice or editing services beyond corrections explicitly requested by our clients.

      We currently charge fees based upon the number of pages being filed, the number of tables required, such as in financial
statements, in a document, the deadlines imposed by the filer and the amount of editing required.

Distribution and Marketing Plan

      We currently deliver our edgar filing services primarily
through our web site. Our fully functional web site can be found at

http://www.DonarEnterprises.com. This web site is currently being hosted and maintained by our president at no charge to us.

      We do not currently have any customers. To build our customer base, we will implement a regular campaign of direct mail to a database of publicly held companies as well as legal and accounting firms specializing in securities practices. Additionally, we intend to further enhance our web site and engage in a regular campaign of
e-mail marketing and other forms of on-line marketing, on the Internet.

      Initially, we will focus on targeting smaller public companies that are not large enough to require a full-time or even part-time employee to handle their filings and who would thereby benefit from outsourcing such services to us. As we grow, hire and train
additional personnel and can benefit from certain economies of scale, we will seek to target larger companies for the purposes of replacing their in-house edgar filing staff.

      Because of the nature of the our business and the improvements in technology, we do not foresee geographical barriers to our market. Most of our business can be managed by mail, fax or e-mail and does not require much travel.

      We do not believe that we will be affected by seasonal
factors. However, many companies file reports on a calendar year-end basis. As a result, we believe that a greater percentage of our business will occur around the deadlines set forth by the sec for companies filing on a calendar year-end basis. Such deadlines are forty-five days after the end of each quarter, and ninety-days after a company's year-end.

      There can be no assurance that we will be able to develop our marketing plan.

Sources and Availability of Raw Materials

      We are in the service business, and thus we do not use raw materials or have any significant suppliers.

Customer Base

      As of the date of this prospectus, we have no customers. If we are not able to establish a customer base in the future, we will not be profitable.

Current Operations and Administrative Systems

      Our current operations are based in Center City Philadelphia,
Pennsylvania. We are currently borrowing all of our computers,
Internet access line and software from our president. Our systems include three computers, an apple power macintosh, a generic personal computer and web server, a dedicated internet access connection, and several off-the-shelf web site development,
marketing, word processing and accounting software programs.

Research and Development Activities

      Although our industry relies on the technical knowledge of computers and software, our operations will not require research and development in the traditional sense. Other than initial web site development at www.DonarEnterprises.com, we have not undergone any research and development activity. Our president, William Tay, has basic training in formatting and filing edgar documents and will be responsible for all of our service offerings.

Intellectual Property

      We do not have any trademarks, patents, licenses, royalty
agreements, or other proprietary interest. We own the domain name,
www.DonarEnterprises.com.

Competitive Business Conditions

      Many filers or issuers file disclosure reports, prospectuses, registration statements, and other documents with the sec in-house without utilizing the services of an outside edgar filing service provider. As a result, we compete in this segment of the market by offering savings in cost, time and logistics to such companies.

      Other filers utilize the services of law firms or outside
edgar filing service providers who provide services similar to ours.
We compete in this segment of the market by providing exceptional service, fast turnaround, and at competitive prices.

      A majority of our competition comes from law firms and outside edgar filing service providers who have substantially greater experience, financial and other resources than we do. Additionally, there is no assurance that we will be able to respond favorably to competitive pressures from these competitors.

      We may also face additional competition in the future as new technologies increase the simplicity at which filings can be made, thereby making it more difficult for us to achieve cost savings and other benefits for our existing clients and potential customers.

      The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a
potentially adverse effect on our financial performance.

Governmental Regulations Issues

      Other than maintaining our good standing in the State of
Delaware, complying with applicable local business licensing requirements, complying with all state and federal tax requirements, preparing our periodic reports under the Securities Exchange Act of
1934, and complying with other applicable securities laws, rules and regulations, we do not believe that existing or probable
governmental regulations will have a material effect on our operations.

Employees

      As of the date of this prospectus, we have two part-time

employees. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. Our future success will depend in part on our continued ability to attract, hire or acquire, train and retain qualified employees.

Properties

      We have our corporate headquarters in Philadelphia,
Pennsylvania. Substantially all of our operating activities are conducted from 300 square feet of office space provided by our president at no charge. The office consists of one room and a telephone, and access to other common areas, which include the use of a fax machine and several computers. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

       MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with
Donar's audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

History and Organization

      Donar Enterprises, Inc. was organized on May 25, 2001 under the laws of the State of Delaware, and has just recently commenced operations, but it has not generated any revenue and is still a development stage corporation. Donar is in the business of providing document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports,
prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the sec, via the sec's edgar system.

      In connection with organizing Donar, on May 25, 2001, William
Tay was issued 4,750,000 shares of our restricted common stock in exchange for services, his first year's salary, the business plan of
Donar, and Donar's web site and domain name, pursuant to Section
4(2) of the Securities Act of 1933, to sophisticated persons
(officers and directors) having superior access to all corporate and financial information. The amount of shares issued in exchange for organizational costs, business plan, the website domain name and the first year's salary was valued at $237,500.

      Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.

Plan of Operations

      Our plan of operations is to provide high quality edgar filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices. To do this, we will carry out an aggressive targeted marketing campaign as discussed below.

      We presently do not have any cash to satisfy any future cash requirements. We will need a minimum of $25,000 from this offering or from loans to satisfy our cash requirements for the next 12 months. The offering proceeds, if any, or loan proceeds will be used to pay off the offering expenses and for our planned operations, see
"Milestones" below. We will not be able to operate fully if we do not obtain equity financing through this offering, subsequent private offerings, loans or contributions from Mr. Tay, our sole director. If only a minimal number of shares are sold in this offering, we will continue to satisfy our cash requirements by contributions or from loans from Mr. Tay, which we expect he will continue to contribute for the next twelve months. This minimum amount of capital in the amount of $25,000, which includes the offering expenses, must be raised in this offering or from loans from Mr. Tay, in order to properly execute our plan of operations, and to pay off the offering expenses in the amount of $15,500.

      If we do not raise at least $25,000 from this offering, then we will seek additional funding by borrowing from Mr. Tay who has committed to loaning us the full amount of $25,000 even if we manage to raise some proceeds from this offering, e.g. $10,000. Based on a loan agreement executed on November 1, 2001, as amended, Mr. Tay is bound under the terms and conditions of the agreement to lend us money on a promissory note, payable at 10% interest per annum, if we failed to raise $25,000 from this offering needed to fund our plan of operations, and to pay off the offering expenses. He will make the loan to us after this offering closes.

      We have no current material commitments. We will depend upon capital to be derived from future financing activities such as subsequent offerings of our common stock. We may never be successful in raising the capital we require.

      Our sole director believes that, if this offering is successful in raising $100,000, we will be able to generate enough revenue and become profitable from providing edgar filing services and achieve liquidity within the next twelve months.

      We have no alternative plan of operations. In the event that we do not receive additional financing from subsequent offerings of our stock, or loans from our president is inadequate, we may have to liquidate our business and undertake any or all of the following actions:

      *    Sell or dispose of our assets, if any;

      *    Pay our liabilities in order of priority, if we have
           available cash to pay such liabilities;

      *    If any cash remains after we satisfy amounts due to
           our creditors, distribute any remaining cash to our
           shareholders in an amount equal to the net market
           value of our net assets;

      *    File a certificate of dissolution with the State of
           Delaware to dissolve our corporation and close our
           business;

      *    Make the appropriate filings with the Securities and
           Exchange Commission so that we will not be required to

           file periodic and other required reports with the
           Securities and Exchange Commission, if, in fact, we
           are a reporting company at that time; and

      *    Make the appropriate filings with the National
           Association of Securities Dealers to affect a
           delisting of our common stock, if, in fact, our
           common stock is trading on the over-the-counter
           bulletin board at that time.

      Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders. If we have any liabilities that we are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7.
Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or
Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or
Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

      We don't know and cannot determine which, if any, of these actions we will be forced to take. If any of these foregoing events occur, you could lose your entire investment in our shares.

      We will not be used as a vehicle for a reverse acquisition as a result of our failure to raise the minimum cash requirements in the amount of $25,000 in order to conduct our plan of operations.
Furthermore, we will not be used as a vehicle for a reverse
acquisition in any other scenarios, including successfully raising the $25,000 or even receiving additional financing over the next 12 months.

      We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees. We have no current material commitments. We have generated no revenue since our inception.

      We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

      We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts.

Milestones

      Our first milestone, upon receiving at least $25,000 or 25% of this offering is to begin limited promotion of our edgar filing services through direct mailings to about 1,000 to 1,500 small publicly held corporations traded on the over-the-counter markets.
If we are successful in raising 50%, 75% or 100% from this
offering, we will increase the number of initial mailings to approximately 3,000, 5,000, and 7,000, respectively. We will start by obtaining the names and addresses of these companies by purchasing the National Stock Summary, a directory published by Pink
Sheets LLC, formerly National Quotation Bureau. According to the publisher, this directory list over 39,000 equities from companies listed on the New York Stock Exchange to small otc firms, including firms no longer being traded. The cost of this campaign should not exceed $1,000 if 25% of the offering is raised, $2,000 if 50% of the offering is raised, $3,500 if 75% of the offering is raised, and
$4,500 if 100% of the offering is raised, including working
capital, and will be paid with funds from this offering, if any.

      If no funds are generated by this offering, it will be paid by contributions or loans from our sole director, who has committed to providing us a loan for $25,000. The time to complete this phase should be within 30 days of the receipt of funds. At the end of this phase, we expect to generate our first edgar filing service revenues and will consider hiring independent contractors on an "as needed"
basis, to assist us in providing the services to our clients. If the offering proceeds are inadequate to hire independent contractors, our president, William Tay who has working experience in converting documents in various formats to the Edgar format for submission to the sec, plans to provide the Edgar filing services himself.

      Our next milestone is to upgrade our existing web site. The total cost to upgrade our web site including working capital will depend on the amount of capital we raised in this offering. If
$1,500 or 25% of the offering is raised, we will redesign our web site and have it hosted through a third party internet service provider. If $2,500 or 50% of the offering is raised, we will redesign our web site, implement an online credit card payment system, and have it hosted through a third party internet service provider. If $4,500 or 75% of the offering is raised, we will launch a more comprehensive web site to provide clients and potential clients the ability to search the sec's edgar database and present the results of their searches on our web site, and increase the capacity of our internet connection by renting certain small colocation facilities, through third parties, to locate our computer or server equipment in a off-site location. If $5,000 or 100% of the offering is raised, we will do all of the above. The time frame to complete the upgrade is anywhere from 30 to 45 days.

      Immediately following the upgrading of our web site, our next milestone is to introduce new services to adapt to current changes in the industry. Specifically, we will conform to the sec's recent modernization of the edgar system by offering html and pdf filing services for clients who prefer their documents to appear similar to their original format. It is important to the growth of our business to introduce this new service to meet current demands and help attract new and retain current customers, thereby generating higher revenues.

      The final milestone of our plan of operations will be the
development of an expanded mailing program to about 4,500 public corporations, including legal and accounting firms specializing in securities practices. If we are successful in raising 50%, 75% or
100% from the offering, we will increase the number of mailings to approximately 9,000, 11,000, and 15,000, respectively. The cost of this campaign will be no greater than $3,000 if 25% of the offering is raised, $6,000 if 50% of the offering is raised, $7,500 if 75% of the offering is raised, and $10,000 if 100% of the offering is raised, including working capital, and will be paid from funds from the offering proceeds and from cash generated internally from the business already in place and generated from our initial marketing campaign. The time period over which this campaign will be run will be 90 days to six months, depending on response, in order to provide quality services to existing and new customers. The accomplishment of this milestone may require expansion of our office space, building an internal administrative and managerial
organization by identifying, interviewing and engaging part-time and contract personnel to assist us in overseeing all areas of our operations.

      We have no current plans, preliminary or otherwise, to merge with or acquire any other entity.

      We are still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

                          LEGAL PROCEEDINGS

      We are not a party to any pending legal proceeding. To our knowledge, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of us or owner of record or
beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

                            LEGAL MATTERS

      The validity of the shares offered under this prospectus is being passed upon for us by Hoge Carter Holmes pllc, Dallas Texas.

                               EXPERTS

      The financial statements of Donar Enterprises, Inc. for the period from inception on May 25, 2001 through December 31, 2001, included in this prospectus have been examined by Stark Winter
Schenkein & Co., LLP, formerly Stark Tinter & Associates, LLC,
Denver, Colorado, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                     REPORTS TO SECURITY HOLDERS

      Donar Enterprises, Inc. is not a reporting issuer under the

Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934
Act for a period of at least one fiscal year. As of the calendar year ending December 31, 2001, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

      The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the
OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10-SB.

      We may cease filing periodic reports with the Securities and
Exchange Commission if:

      * We have less than 300 stockholders of record; or
      * We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

      Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the
foreseeable future.

      The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an
Internet site that contains reports, proxy and information
statements and other information regarding issuers that file electronically with the Commission.  The address of that site is
http://www.sec.gov.

      We intend to furnish to our stockholders annual reports
containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

      You can also call us at (215) 564-9484 x12, write us at 1422
Chestnut Street, Suite #410, Philadelphia, Pennsylvania 19102 or
e-mail us at info@DonarEnterprises.com anytime with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                        FINANCIAL STATEMENTS

                       DONAR ENTERPRISES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                       AS OF DECEMBER 31, 2001
                          AND FOR THE PERIOD
                       MAY 25, 2001 (INCEPTION)
                               THROUGH
                          DECEMBER 31, 2001

                          TABLE OF CONTENTS

Financial Statements:

  Report of Independent Auditors                                   1

  Balance Sheet                                                    2

  Statement of Operations                                          3

  Statement of Changes in Stockholder's (Deficit)                  4

  Statement of Cash Flows                                          5

  Notes to Financial Statements                                 6-10

                                S W S
                     STARK * WINTER * SCHENKEIN

                    REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Donar Enterprises, Inc.

We have audited the accompanying balance sheet of Donar Enterprises,
Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, stockholder's (deficit), and cash flows for the period May 25, 2001 (inception) through December 31,
2001. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting
principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donar
Enterprises, Inc. (a development stage company) as of December 31,
2001, and the results of its operations, and its cash flows for the period May 25, 2001 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the
United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in
Note 2 to the financial statements, the Company was recently formed, has incurred losses since its inception and has not been successful in establishing profitable operations.  These factors raise
substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
January 9, 2002

                STARK * WINTER * SCHENKEIN & CO., LLP
                     Certified Public Accountants
                        Financial Consultants
----------------------------------------------------------------------
     7535 EAST HAMPDEN AVENUE, SUITE 109, DENVER, COLORADO 80231
   PHONE: 303.694.6700, FAX: 303.694.6761, TOLL FREE: 888.766.3985,
                           WWW.SWSCPAS.COM

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                            Balance Sheet
                          December 31, 2001

                               ASSETS

Current assets:
        Total current assets                            $          --

Other assets:
  Deferred offering costs                                       3,480
                                                        -------------
                                                        $       3,480
                                                        =============

               LIABILITIES AND STOCKHOLDER'S (DEFICIT)

Current liabilities:
  Due to stockholder                                    $       4,004
                                                        -------------

Stockholder's (deficit):
  Preferred stock:  $.001 par value,
    20,000,000 shares authorized,
    none issued or outstanding                                     --
  Common stock: $.001 par value,
    100,000,000 shares authorized,
    4,750,000 issued and outstanding                            4,750
  Additional paid-in capital                                  232,750
  Deferred officer's compensation                            (222,500)
  Accumulated amortization, officer's
    compensation                                              129,792
  (Deficit) accumulated during the
    development stage                                        (145,316)
                                                        -------------
        Total Stockholder's (deficit)                            (524)
                                                        -------------
                                                        $       3,480
                                                        =============

 The accompanying notes are an integral part of the financial statements.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                       Statement of Operations
  For the period May 25, 2001 (inception) through December 31, 2001

Revenue                                                      $         --
                                                             ------------
Costs and expenses:
   General and administrative expenses                            145,316
                                                             ------------
Total costs and expenses                                          145,316
                                                             ------------
Net (loss)                                                   $   (145,316)
                                                             ============

Per share information: Basic and fully diluted

   Weighted average number of common
     shares outstanding                                         4,750,000
                                                             ============

Net (loss) per common share                                  $     (0.03)
                                                             ============

 The accompanying notes are an integral part of the financial statements.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
           Statement of Changes in Stockholder's (Deficit)
  For the period May 25, 2001 (inception) through December 31, 2001

                                       Common Stock                                                  (Deficit) Accumulated
                               ----------------------------                                               During The             Total
                                 Number of                      Additional      Deferred Officer's        Development        Stockholder's
                                  Shares          Amount      Paid-In Capital   Compensation, net            Stage             (Deficit)
                               ----------------------------   ---------------   ------------------   ---------------------   -------------

Balance, May 25, 2001                   --     $         --    $         --        $         --          $         --        $         --
Shares issued to founder
  for organizational costs
  and services at $.05 per
  share                          4,750,000            4,750         232,750                  --                    --             237,500
Deferred officer's
  compensation                          --               --              --             (92,708)                   --             (92,708)
Net (loss) for the period
  May 25, 2001 (inception)
  through December 31, 2001             --               --              --                  --              (145,316)           (145,316)
                               -----------     ------------    ------------        ------------          ------------        ------------
Balance, December 31, 2001       4,750,000     $      4,750    $    232,750        $    (92,708)         $   (145,316)       $       (524)
                               ===========     ============    ============        ============          ============        ============

 The accompanying notes are an integral part of the financial statements.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                       Statement of Cash Flows
  For the period May 25, 2001 (inception) through December 31, 2001

Cash flows from operating activities:
  Net (loss)                                              $   (145,316)
  Adjustments to reconcile net (loss) to
   net cash (used in) operating activities:
    Issuance of stock for services rendered                    237,500
    Increase in deferred offering costs                         (3,480)
    Increase in deferred officer's compensation               (222,500)
    Amortization of deferred compensation                      129,792
                                                          ------------
Net cash (used in) operating activities                         (4,004)
                                                          ------------
Cash flows from investing activities:
                                                          ------------
Net cash provided by investing activities                           --
                                                          ------------
Cash flows from financing activities:
    Advances from stockholder                                    4,004
                                                          ------------
Net cash provided by financing activities                        4,004
                                                          ------------
Net Increase in Cash                                                --

Beginning Cash                                                      --
                                                          ------------
Ending Cash                                               $         --
                                                          ============

NONCASH FINANCING AND INVESTING ACTIVITIES

Common stock issued to founder for organizational
  costs and services                                      $    237,500
                                                          ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid for:  Income taxes                              $         --
                                                          ============
                Interest                                  $         --
                                                          ============

 The accompanying notes are an integral part of the financial statements.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                          December 31, 2001

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Donar Enterprises, Inc. ("Donar" or "the Company") was incorporated under the laws of the State of Delaware on May 25, 2001.  The
Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware including, without limitation, to provide document formatting and electronic filing services to public corporations and individuals.

Donar has been in the development stage since its formation on May
25, 2001.  Planned principal operations have only recently commenced since then, but Donar has not generated any significant revenue.

Revenue Recognition

Revenues from document formatting and electronic filing services are recognized at the time the services are provided to the customer.

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Net Loss Per Share

The Company follows Statement of Financial Accounting Standards No.
128, "Earnings Per Share" ("SFAS No. 128").  Basic earnings (loss)
per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings (loss) per common share calculations are determined by dividing net income
(loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. Common stock equivalents were not considered during the periods presented, as their effect would be anti-dilutive.

Cash and Cash Equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                          December 31, 2001

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Information

The Company follows SFAS No. 131, "Disclosure about Segments of an
Enterprise and Related Information".  Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance.  The Company currently operates in one business segment and will evaluate additional segment disclosure requirements as it expands operations.

Comprehensive Income

There have been no items of comprehensive income since the Company's inception on May 25, 2001.

Impairment Of Long-Lived Assets

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant
adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value.
Considerable management judgement is necessary to estimate the fair value of assets, accordingly, actual results could vary
significantly from such estimates.  Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.  As of December 31, 2001, management does not believe there is any impairment of the carrying amounts of assets.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of
December 31, 2001.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash, accounts payable and accrued expenses, and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

Deferred Offering Costs

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised.  Should the offering be
terminated, the costs are charged to operations during the period when the offering is terminated.

Recent Pronouncements

In July, 2001, the Financial Accounting Standards Board (FASB)
issued Statement of Financial Accounting Standards (SFAS) 141,
Business Combinations, and SFAS 142, Goodwill and Intangible Assets.
SFAS 141 is effective for all business combinations completed after
June 30,

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                          December 31, 2001

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements (continued)

2001.  SFAS 142 is effective for the year beginning January 1, 2002;
however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142.  The Company does not believe the adoption of these standards will have a material impact on the
Company's financial statements.

In July 2001, the Financial Accounting Standards Board (FASB) issued
Statement of Financial Accounting Standards (SFAS) No. 143,
Accounting for Asset Retirement Obligations.  This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  This Statement applies to all entities.  It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees.  This
Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.  The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets.  This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121,
Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to Be Disposed Of.  The provisions of the
statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.  The Company is evaluating the impact of the adoption of this standard and has not yet
determined the effect of adoption on its financial position and results of operations.

Note 2.  GOING CONCERN

The accompanying financial statements have been prepared in
conformity with accounting principles generally accepted in the
United States of America, which contemplates continuation of the
Company as a going concern.  The Company has generated losses since its inception on May 25, 2001, aggregating $145,316 through December
31, 2001.  Additionally, the Company was recently formed, and has not been able to establish operations since the date of inception.
The Company has been reliant on funding from stockholders.

As discussed in Note 5, management's plans include the development of the Company's operations to a commercial level and pursuing additional equity financing. The Company plans on issuing up to
2,000,000 shares of voting common stock in exchange for up to $100,000.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                          December 31, 2001

NOTE 3. RELATED PARTY TRANSACTIONS

The Company issued 4,750,000 shares of unregistered common stock for
$237,500, based on the Company's expected offering price of $0.05 per share, to its President in exchange for services as President,
Secretary, and Treasurer.  These shares were issued under Section
4(2) of the Securities act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.
Certificates representing the securities bear such a legend.

During the period, the sole director of the Company agreed to loan the Company $25,000.  The advance will bear an interest rate of 10%
per annum, due and payable on or before June 30, 2003.  As of
December 31, 2001, the Company owed the sole director an outstanding balance of $4,004.

Note 4.  INCOME TAXES

The Company accounts for income taxes under Statement of Financial
Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS
No. 109"), which requires use of the liability method.  SFAS No.
109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.  Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a
significant portion of the deferred tax asset are approximately as follows:

                                   Reconciling            Tax
                                      Item               Effect
                                   -----------        -----------
Net operating loss carryforward     $145,000            $49,000

The net operating loss carryforward will expire through 2021.  The deferred tax asset has been fully reserved at December 31, 2001.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes due to the effect of the net operating loss.
The net operating loss negates any provision for income taxes.

                       Donar Enterprises, Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                          December 31, 2001

Note 5.  SUBSEQUENT EVENTS

Donar is proposing to make a public offering of 2,000,000 shares of its previously authorized but unissued common stock. Donar plans to file a registration statement with the United States Securities and
Exchange Commission on Form SB-2 under the Securities Act of 1933.
An offering price of $0.05 per share has been arbitrarily determined by Donar.  Donar will manage the offering without any underwriter.
Donar plans to have its officers sell the shares without any discounts or other commissions.

                        DONAR ENTERPRISES, INC.

                        SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such
Common Shares, by the delivery of a check payable to Donar
Enterprises, Inc., hereby subscribes for the purchase of the number of Common Shares indicated below of Donar Enterprises, Inc., at a purchase of $0.05 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares ___________________________

                  (2)      Total Contribution ($0.05/Share) $__________

                           Date of Investor's check  ___________

B.  REGISTRATION:
                  (3)      Registered owner: __________________________

                           Co-Owner: __________________________________

                  (4)      Mailing address: ___________________________

                           City, State & zip: _________________________

                  (5)      Residence Address (if different from above):

                           ============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate: Yes ______  No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:

                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:

                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) ______________________

C.  OWNERSHIP         [ ] Individual Ownership       [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common          [ ] Tenants by the
                                                         Entirety

                      [ ] Corporate Ownership        [ ] Partnership

                      [ ] Other_____________________

D.  SIGNATURES

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

      Donar Enterprises, Inc.
      1422 Chestnut Street, Suite #410
      Philadelphia, Pennsylvania 19102
      Telephone: (215) 564-9484 x12
      Facsimile: (215) 893-3662
____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

====================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any
jurisdiction where it is unlawful. The information in this
prospectus is current only as of the date of this prospectus.

                        Up to 2,000,000 shares

                       Donar Enterprises, Inc.

                             Common stock

                       ------------------------

                              Prospectus

                       ------------------------

                           January 31, 2002

                       Donar Enterprises, Inc.
                   1422 Chestnut Street, Suite #410
                   Philadelphia, Pennsylvania 19102
                          (215) 564-9484 x12

Until                                    , all dealers that effect
transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

====================================================================

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1.  Section 145 of the Delaware General Corporation Law
provides that each corporation shall have the following powers:

      (a)  A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in
connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
(a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in
connection therewith.

      (d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such
directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e)  Expenses (including attorneys' fees) incurred by an
officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the
corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h)  For purposes of this section, references to "the
corporation" shall include, in addition to the resulting
corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a
director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the
resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i)  For purposes of this section, references to "other
enterprises" shall include employee benefit plans; references to
"fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j)  The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2.  The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the
Delaware General Corporation Law. The bylaws provide for
indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and
expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount
                                          ----------
SEC registration fee ...................  $    25.00
Blue Sky fees and expenses .............    3,000.00
Printing and shipping expenses .........    2,000.00
Legal fees and expenses ................    5,000.00
Accounting fees and expenses ...........    2,000.00
Transfer agent and misc. expenses ......    3,475.00
                                          ----------
       Total                              $15,500.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      In connection with organizing Donar, on May 25, 2001, William
Tay was issued 4,750,000 shares of restricted common stock in exchange for services, the business plan of Donar, and Donar's web site and domain name. The shares were issued at $0.05 per share, which Donar believes represents the fair value of the services performed by William Tay. The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from
registration under the Securities Act of 1933, as amended (the
"Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      The purchaser listed above represented his intention to
acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

 Number      Exhibit Name
 -------     ---------------------------------------------
  *1.1       Subscription Agreement

  *3.1       Certificate of Incorporation

  *3.2       By-Laws

  *4.1       Form of Common Stock Certificate

  *5.1       Opinion of Hoge Carter Holmes pllc
             regarding legality

 *10.1       Loan Agreement with William Tay

 *10.2       Loan Agreement Amendment

 *23.1       Consent of Hoge Carter Holmes PLLC
             (included in Exhibit 5.1)

  23.2       Consent of Stark Winter Schenkein & Co., LLP

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and
By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to
the plan of distribution not previously disclosed in the
registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new
registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the
Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the
Act and will be governed by the final adjudication of the issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of
Pennsylvania, on January 31, 2002.

                                Donar Enterprises, Inc.

                                /s/ William Tay
                                -----------------------------------
                                William Tay,
                                President, Chief Executive Officer,
                                Treasurer and Principal Financial
                                Officer

      In accordance with the requirements of the Securities Act of
1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                      TITLE                        DATE
      ---------                      -----                        ----

/s/ William Tay          President, Treasurer and Director   January 31, 2002
---------------------    (Principal Executive, Financial
William Tay                  and Accounting Officer)

/s/ Jeff Deell             Vice President and Secretary      January 31, 2002
---------------------
Jeff Deell

              As filed with the SEC on January 31, 2002
                    SEC Registration No. 333-68702

                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               EXHIBITS

                                  TO

                        REGISTRATION STATEMENT

                             ON FORM SB-2

                                UNDER

                      THE SECURITIES ACT OF 1933

                        DONAR ENTERPRISES, INC.

(Consecutively numbered pages 62 through 64 of this Registration Statement)

                          INDEX TO EXHIBITS
                          -----------------

---------------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT             LOCATION
NUMBER
---------------------------------------------------------------------------
1.1                     Subscription Agreement        Previously Filed
---------------------------------------------------------------------------
3.1                     Certificate of                Previously Filed
                        Incorporation
---------------------------------------------------------------------------
3.2                     By-Laws                       Previously Filed
---------------------------------------------------------------------------
4.1                     Form of Common Stock          Previously Filed
                        Certificate
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5.1                     Opinion of Hoge Carter        Previously Filed
                        Holmes PLLC regarding
                        legality
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10.1                    Loan Agreement with           Previously Filed
                        William Tay
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10.2                    Loan Agreement                Previously Filed
                        Amendment
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23.1                    Consent of Hoge Carter        Previously Filed
                        Holmes PLLC
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23.2                    Consent of Stark Winter       This Filing
                        Schenkein & Co., LLP          Page 64
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EXHIBIT 23.2 - CONSENT OF STARK WINTER SCHENKEIN & CO., LLP

                                S W S
                     STARK * WINTER * SCHENKEIN

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors
Donar Enterprises, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 6 to the Registration Statement on Form SB-2 for
Donar Enterprises, Inc., of our report dated January 9, 2002, relating to the December 31, 2001 financial statements of Donar
Enterprises, Inc., which appears in such Prospectus.

/s/ Stark Winter Schenkein & Co., LLP

January 31, 2002
Denver, Colorado

                STARK * WINTER * SCHENKEIN & CO., LLP
                     Certified Public Accountants
                        Financial Consultants

     7535 EAST HAMPDEN AVENUE, SUITE 109, DENVER, COLORADO 80231
   PHONE: 303.694.6700, FAX: 303.694.6761, TOLL FREE: 888.766.3985,
                           WWW.SWSCPAS.COM